As filed with the Securities and Exchange Commission on December 08, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GraniteShares ETF Trust

(Exact name of registrant as specified in its charter)

Delaware	See list below
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

205 Hudson Street, 7th floor New York, New York	10013
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Shares of Beneficial Interest	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

This Form relates to the registration of a class of securities concurrently with a Regulation A offering check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-214796

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are common shares of beneficial interest, $0.01 par value per share, of the GraniteShares 1.75x Long TSLA Daily ETF, GraniteShares 1x Short AMD Daily ETF, GraniteShares 1.5x Short COIN Daily ETF, GraniteShares 1.5x Short NVDA Daily ETF and GraniteShares 1.5x Short TSLA Daily ETF each a series of GraniteShares ETF Trust (the “Trust”). An application for listing of the shares of the Fund has been filed with and approved by The NASDAQ Stock Market LLC. A description of the shares is contained in the Prospectus, which is part of the Registrant’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended (File Nos. 333-214796; 811-23214) filed with the Securities and Exchange Commission on August 03, 2023 (Accession No. 0001493152-23-026538). Such description is incorporated by reference herein. Any form of supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

The Funds’ I.R.S. Employer Identification Numbers are as follows:

Title of Class of Securities to be Registered	IRS Employer ID Numbers
GraniteShares 1.75x Long TSLA Daily ETF	93-2402939
GraniteShares 1x Short AMD Daily ETF	93-2336568
GraniteShares 1.5x Short NVDA Daily ETF	93-2446258
GraniteShares 1.5x Short TSLA Daily ETF	93-2421092

Item 2.	Exhibits

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1	Registrant’s Certificate of Trust dated November 7, 2016, as filed with the State of Delaware on November 7, 2016, is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-214796 and 811-23214), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR on November 23, 2016.

2	Registrant’s Declaration of Trust dated November 21, 2016, is incorporated herein by reference to Exhibit (a)(2) of the Registrant’s Initial Registration Statement on Form N-1A (File Nos. 333-214796 and 811-23214), as filed with the SEC on November 23, 2016.

3	Registrant’s By-Laws dated March 16, 2017 are incorporated herein by reference to Exhibit (b) of Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-214796 and 811-23214), as filed with the SEC via EDGAR on May 5, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 15, 2023

GraniteShares ETF Trust

By:	/s/ William Rhind
Name:	William Rhind
Title:	President